UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):   April 23, 2007
Intervoice, Inc.
(Exact name of registrant as specified in its charter)

Texas	001-15045	75-1927578
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
17811 Waterview Parkway,
Dallas, Texas 75252
(Address, including zip code, of principal executive offices)
Registrant’s telephone number, including area code: (972) 454-8000
Not applicable
(Former name or former address, if changed since last report)
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On April 23, 2007 Marie A. Jackson resigned as Senior Vice President Corporate Marketing of Intervoice, Inc. (the “Company”). In connection with such resignation, the Company and Ms. Jackson entered into a Separation Agreement dated April 23, 2007 (the “Separation Agreement”). Subject to certain conditions, the Separation Agreement provides, among other things, for the Company to pay Ms. Jackson four months’ salary, or $71,667, and to reimburse her for the employer’s portion of the Company’s group health insurance coverage for Ms. Jackson and her covered dependents through August 31, 2007. The Separation Agreement also obligates Ms. Jackson to release Intervoice and to honor her existing obligations with respect to confidential and proprietary information. A copy of the Separation Agreement is attached to this Form 8-K as Exhibit 10.1 and incorporated herein by reference.
Item 1.02 Termination of a Material Definitive Agreement.
     George T. Platt will cease serving as Senior Vice President Global Channels and Sales Operations of the Company effective July 25, 2007. His employment termination is without cause under his Employment Agreement.
Item 2.02 Results of Operations and Financial Condition.
     On April 26, 2007 the Company issued a press release (the “Press Release”) announcing its financial results with respect to the quarter and year ended February 28, 2007. A copy of the Press Release is attached to this Form 8-K as Exhibit 99.1 and incorporated herein by reference.
Item 8.01 Other Events.
     As the Company has previously disclosed, on December 13, 2006 Phoenix Solutions, Inc. (“Phoenix”) filed suit against Sony Electronics, Inc. (“Sony”) in the United States District Court for the Central District of California for infringement of U.S. Patent Nos. 6,615,172, 6,633,846, 6,665,640 and 7,050,977.
     On February 9, 2007 Sony filed its answer to Phoenix’s claims of infringement, denied any liability and filed a counterclaim alleging that the patents were neither valid nor infringed by Sony. On February 26, 2007 Sony filed a third party complaint against the Company for alleged breach of warranty of title and the warranty against infringement related to the claims of infringement made by Phoenix against Sony. In its third party complaint, Sony seeks to recover actual damages suffered by it in the event a final judgment is entered against Sony or it is otherwise liable for any damages, fees or costs arising out of the claims of patent infringement made by Phoenix against the Sony interactive voice response system. On April 9, 2007 the Company filed its motion to dismiss the third party complaint. The trial court recently transferred the case to the United States District Court for the Northern District of California, San Francisco Division, and the case is now styled Phoenix Solutions, Inc vs. Sony Electronics, Inc., Case No. C07-2112 (EMC). In the event that the court does not grant the pending motion to dismiss, the Company intends to vigorously defend itself against any and all claims made against it.

Item 9.01 Financial Statements and Exhibits
     (a) Financial Statements of Business Acquired.
     Not applicable.
     (b) Pro Forma Financial Information.
     Not applicable.
     (c) Shell Company Transactions.
     Not applicable.
     (d) Exhibits.

Exhibit
Number	Exhibit Title
10.1	Separation Agreement between the Company and Marie A. Jackson dated April 23, 2007

99.1	Press Release of the Company dated April 26, 2007 announcing its financial results with respect to the quarter and year ended February 28, 2007

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERVOICE, INC.
	By:	/s/ Craig E. Holmes
Craig E. Holmes
Date: April 26, 2007		Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit Title
10.1	Separation Agreement between the Company and Marie A. Jackson dated April 23, 2007

99.1	Press Release of the Company dated April 26, 2007 announcing its financial results with respect to the quarter and year ended February 28, 2007